As filed with the Securities and Exchange Commission on November 2, 2007
Registration Statement No. 333-___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SYNTHESIS ENERGY SYSTEMS, INC.
(Name of small business issuer in its charter)

Delaware	2990	20-2110031
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6330 West Loop South, Suite 300
Houston, Texas 77401
(713) 579-0600
(Address and telephone number of principal executive offices)
Timothy E. Vail
President and Chief Executive Officer
Synthesis Energy Systems, Inc.
6330 West Loop South, Suite 300
Houston, Texas 77401
Telephone: (713) 579-0600
Facsimile: (713) 579-0610
(Name, address and telephone number of agent for service)
Copies to:

Robert G. Reedy Porter & Hedges, L.L.P.	Julie M. Allen Proskauer Rose LLP
1000 Main Street, 36th Floor	1585 Broadway
Houston, Texas 77002	New York, New York 10036
Telephone: (713) 226-6674	Telephone: (212) 969-3000
Facsimile: (713) 226-6274	Facsimile: (212) 969-2900
Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-143817
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
To be Registered	Registered	Per Share	Price (1)	Fee
Common Stock, $.01 par value per share	1,097,500 shares	$9.00	$9,877,500	$304

(1)	In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form SB-2 (File No. 333-143817), as amended, is registered hereby.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference of Certain Information
     Synthesis Energy Systems, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of an additional 1,097,500 shares of its common stock, par value $0.01 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of our common stock contemplated by the Registration Statement of Form SB-2 (File No. 333-143817), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on June 15, 2007 and declared effective by the Commission on November 2, 2007. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.
     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.
Part II — Information Not Required In Prospectus
Item 27. Index to Exhibits.

5.1*	Opinion of Porter & Hedges, L.L.P., with respect to legality of the securities, including consent.

23.1*	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration
Statement (Registration No. 333-143817) on Form SB-2 filed on June 15, 2007).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement of Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNTHESIS ENERGY SYSTEMS, INC.
Date: November 2, 2007	By:	/s/ Timothy E. Vail
Timothy E. Vail, President
and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date

/s/ Timothy E. Vail Timothy E. Vail	President and Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2007
* David Eichinger	Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial Officer)	November 2, 2007
* Carol Pearson	Corporate Controller and Secretary (Principal Accounting Officer)	November 2, 2007
* Donald Bunnell	President, Chief Executive Officer — Asia Pacific and Director	November 2, 2007
* Lorenzo Lamadrid	Director	November 2, 2007
* Michael Storey	Director	November 2, 2007
* Denis Slavich	Director	November 2, 2007
* Harry Rubin	Director	November 2, 2007
/s/ Timothy E. Vail Timothy E. Vail, as Attorney in fact		November 2, 2007

EXHIBIT INDEX

Exhibit
Number	Description
5.1*	Opinion of Porter & Hedges, L.L.P., with respect to legality of the securities, including consent.

23.1*	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement (Registration No. 333-143817) on Form SB-2 filed on June 15, 2007).

*	Filed herewith.